Exhibit 99.1
BRINKER INTERNATIONAL REPORTS FIRST QUARTER OF FISCAL 2023 RESULTS
DALLAS (November 2, 2022) – Brinker International, Inc. (NYSE: EAT) today announced results for the first quarter of fiscal 2023 ended September 28, 2022.
“I’m encouraged by our quick progress to grow topline sales and simplify operations,” said Kevin Hochman, Chief Executive Officer and President of Brinker International. “And now that we’ve defined our key areas of focus, we are moving quickly to execute strategies designed to strengthen our position in casual dining and grow our core business over time.”
Fiscal 2023 Highlights - First Quarter
•Brinker International reported Company sales(1) of $946.1 million in the first quarter of fiscal 2023 as compared to $865.6 million in the first quarter of fiscal 2022.
•Operating loss in the first quarter of fiscal 2023 was $19.8 million as compared to Operating income of $25.6 million in the first quarter of fiscal 2022. Operating loss, as a percentage of Total revenues, in the first quarter of fiscal 2023 was 2.1% as compared to Operating income, as a percentage of Total revenues, of 2.9% in the first quarter of fiscal 2022. The primary driver of the operating loss in the first quarter was the significant increase in Food and beverage costs due mainly to chicken and beef pricing.
•Restaurant operating margin(1), as a percentage of Company sales, in the first quarter of fiscal 2023 was 6.0% as compared to 11.0% in the first quarter of fiscal 2022. The decline in restaurant operating margin was primarily driven by commodity price inflation of approximately 24% as compared to the first quarter of fiscal 2022.
•Net loss per diluted share, on a GAAP basis, in the first quarter of fiscal 2023 was $0.69 as compared to Net income per diluted share of $0.28 in the first quarter of fiscal 2022.
•Net loss per diluted share, excluding special items, in the first quarter of fiscal 2023 was $0.57 as compared to Net income per diluted share of $0.34 in the first quarter of fiscal 2022.
•Adjusted EBITDA in the first quarter of fiscal 2023 was $27.1 million as compared to $69.4 million in the first quarter of fiscal 2022.
For comparable restaurant sales details and non-GAAP reconciliations, please refer to the Non-GAAP Information and Reconciliations section of this release.
(1)Certain reclassifications have been made to prior year revenue amounts to enhance comparability to the fiscal 2023 presentation. See Basis of Presentation section below for more details.
Comparable Restaurant Sales(1)

Q1:23 vs 22
Brinker	5.3%
Chili’s	3.8%
Maggiano’s	18.2%
(1)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 months. Restaurants temporarily closed for 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.

Financial Metrics

	First Quarter
	2023	2022	Variance
Company sales(1)	$946.1	$865.6	$80.5
Total revenues	$955.5	$876.4	$79.1

Operating (loss) income	$(19.8)	$25.6	$(45.4)
Operating (loss) income as a percentage of Total revenues	(2.1)%	2.9%	(5.0)%
Restaurant operating margin, non-GAAP(1)(2)	$57.2	$95.1	$(37.9)
Restaurant operating margin as a percentage of Company sales, non-GAAP(1)(2)	6.0%	11.0%	(5.0)%
Adjusted EBITDA, non-GAAP(2)	$27.1	$69.4	$(42.3)

Net (loss) income per diluted share	$(0.69)	$0.28	$(0.97)
Net (loss) income per diluted share, excluding special items, non-GAAP(2)	$(0.57)	$0.34	$(0.91)
(1)Certain reclassifications have been made to prior year revenue amounts to enhance comparability to the fiscal 2023 presentation. See Basis of Presentation section below for more details.
(2)See Non-GAAP Information and Reconciliations section below for more details.
Basis of Presentation
Effective for the first quarter of fiscal 2023, we are presenting certain revenue streams within Company sales to better align with the presentation used within the casual dining industry. Our presentation of Franchise revenues will now include only revenues related to the franchise-operated restaurants. Comparative figures in prior years have been adjusted to conform to the current year’s presentation. These reclassifications have no effect on Total revenues or Net income previously reported.
Company sales include revenues generated by the operation of Company-owned restaurants including food and beverage sales, net of discounts, Maggiano’s banquet service charge income, gift card breakage, delivery income, digital entertainment revenues, merchandise income and gift card discount costs from third-party gift card sales.
Franchise revenues include franchise royalties, franchise advertising fees, franchise and development fees and gift card equalization.

First Quarter of Fiscal 2023 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended September 28, 2022 and September 29, 2021:

	Chili’s			Maggiano’s
	First Quarter		Variance	First Quarter		Variance
	2023	2022		2023	2022
Company sales(1)	$840.6	$776.9	$63.7	$105.5	$88.7	$16.8
Franchise revenues(1)	9.3	10.7	(1.4)	0.1	0.1	—
Total revenues	$849.9	$787.6	$62.3	$105.6	$88.8	$16.8

Company restaurant expenses(2)	$792.2	$691.5	$100.7	$96.5	$78.9	$17.6
Company restaurant expenses as a % of Company sales(1)	94.2%	89.0%	5.2%	91.5%	89.0%	2.5%

Operating income (loss)	$9.2	$52.3	$(43.1)	$2.9	$4.3	$(1.4)
Operating income (loss) as a % of Total revenues	1.1%	6.6%	(5.5)%	2.7%	4.8%	(2.1)%

Restaurant operating margin - non-GAAP(1)(3)	$48.4	$85.4	$(37.0)	$9.0	$9.8	$(0.8)
Restaurant operating margin as a % of Company sales - non-GAAP(1)(3)	5.8%	11.0%	(5.2)%	8.5%	11.0%	(2.5)%
(1)Certain reclassifications have been made to prior year revenue amounts to enhance comparability to the fiscal 2023 presentation. See Basis of Presentation section above for more details.
(2)Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
(3)See Non-GAAP Information and Reconciliations section below for more details.
Chili’s
•Chili’s Company sales increased primarily due to increased menu pricing, favorable menu item mix and the acquisition of 68 restaurants in fiscal 2022, partially offset by lower traffic.
•Chili’s Company restaurant expenses, as a percentage of Company sales, increased primarily due to higher commodity costs, delivery fees, manager salary expenses, hourly wage rates, utilities expenses and rent expenses. These increases were partially offset by sales leverage and lower advertising.
Maggiano’s
•Maggiano’s Company sales increased primarily due to higher dining room and banquet traffic and increased menu pricing.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, increased primarily due to higher commodity costs, delivery fees, utilities expenses, maintenance costs, rent expenses and increased restaurant labor costs. These increases were partially offset by sales leverage.
Income Taxes
•On a GAAP basis, the effective income tax rate was a benefit of 4.7% in the first quarter of fiscal 2023 which is lower than the statutory rate of 21.0% due to leverage of the FICA tip tax credit. Excluding the impact of special items, the effective income tax rate was a benefit of 5.0% in the first quarter of fiscal 2023.
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. The call will be broadcast live on Brinker’s website today, November 2, 2022 at 9 a.m. CDT:
http://investors.brinker.com/events/event-details/q1-2023-brinker-international-earnings-conference-call
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on Brinker’s website until at least the end of the day November 16, 2022.
Additional financial information, including statements of income which detail operations excluding special items, franchise revenues, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information section of the Investor tab.
Forward Calendar
•SEC Form 10-Q for the first quarter of fiscal 2023 filing on or before November 7, 2022
•Earnings release call for the second quarter of fiscal 2023 on February 1, 2023
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, Maggiano’s Little Italy® and two virtual brands: It’s Just Wings® and Maggiano’s Italian Classics™. Founded in 1975 in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in 29 countries and two U.S. territories. Our passion is making people feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; the impact of the COVID-19 pandemic, the crisis in Ukraine and related disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, our and our partners’ supply chains, operations, technology and assets, and our financial performance; the impact of competition; changes in consumer preferences; consumer perception of food safety; reduced consumer discretionary spending; unfavorable publicity; governmental regulations; the Company's ability to meet its business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; the impact of social media or other unfavorable publicity; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; failure to comply with new environmental, social and governance (ESG) requirements; failure to achieve any goals, targets or objectives with respect to ESG matters; adverse weather conditions; terrorist acts; health epidemics or pandemics (such as COVID-19); tax reform; inadequate insurance coverage and limitations imposed by our credit agreements as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive (Loss) Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended
	September 28, 2022	September 29, 2021
Revenues
Company sales(1)	$946.1	$865.6
Franchise revenues(1)	9.4	10.8
Total revenues	955.5	876.4
Operating costs and expenses
Food and beverage costs	289.5	234.3
Restaurant labor	330.6	304.9
Restaurant expenses	268.8	231.3
Depreciation and amortization	41.9	39.3
General and administrative	39.5	36.5
Other (gains) and charges(2)	5.0	4.5
Total operating costs and expenses	975.3	850.8
Operating (loss) income	(19.8)	25.6
Interest expenses	12.3	12.5
Other income, net	(0.4)	(0.3)
(Loss) Income before income taxes	(31.7)	13.4
(Benefit) Provision for income taxes	(1.5)	0.2
Net (loss) income	$(30.2)	$13.2

Basic net (loss) income per share	$(0.69)	$0.29

Diluted net (loss) income per share	$(0.69)	$0.28

Basic weighted average shares outstanding	43.9	45.9

Diluted weighted average shares outstanding	43.9	47.0

Other comprehensive loss
Foreign currency translation adjustments(3)	$(1.0)	$(0.4)
Other comprehensive loss	(1.0)	(0.4)
Comprehensive (loss) income	$(31.2)	$12.8
(1)Certain reclassifications have been made to prior year revenue amounts to enhance comparability to the fiscal 2023 presentation. See Basis of Presentation section above for more details.

(2)Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited) included (in millions):

	Thirteen Week Periods Ended
	September 28, 2022	September 29, 2021
Restaurant closure charges	$1.5	$0.2
Enterprise system implementation costs	1.0	0.6
Remodel-related costs	0.8	1.5
Lease modification gain, net	(0.7)	—
Other	2.4	2.2
	$5.0	$4.5
(3)Represents the unrealized impact of translating the financial statements of our Canadian restaurants from Canadian dollars to U.S. dollars. This amount is not included in Net (loss) income and would only be realized upon disposition of these restaurants.
BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 28, 2022	June 29, 2022
ASSETS
Total current assets	$209.8	$201.2
Net property and equipment	823.1	816.7
Operating lease assets	1,152.1	1,160.5
Deferred income taxes, net	66.5	62.5
Other assets	242.3	243.5
Total assets	$2,493.8	$2,484.4
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Total current liabilities	$573.6	$558.0
Long-term debt and finance leases, less current installments	1,020.8	989.1
Long-term operating lease liabilities, less current portion	1,141.1	1,151.1
Other liabilities	54.9	54.3
Total shareholders’ deficit	(296.6)	(268.1)
Total liabilities and shareholders’ deficit	$2,493.8	$2,484.4

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Thirteen Week Periods Ended
	September 28, 2022	September 29, 2021
Cash flows from operating activities
Net (loss) income	$(30.2)	$13.2
Adjustments to reconcile Net (loss) income to Net cash provided by operating activities:
Depreciation and amortization	41.9	39.3
Stock-based compensation	4.7	4.3
Restructure and impairment charges	2.4	1.9
Net loss on disposal of assets	1.5	0.7
Other	0.4	1.5
Changes in assets and liabilities	3.9	(20.7)
Net cash provided by operating activities	24.6	40.2
Cash flows from investing activities
Payments for property and equipment	(46.7)	(37.3)
Proceeds from note receivable	1.1	—
Payments for franchise restaurant acquisitions	—	(47.5)
Proceeds from sale leaseback transactions, net of related expenses	—	20.5
Net cash used in investing activities	(45.6)	(64.3)
Cash flows from financing activities
Borrowings on revolving credit facility	135.0	285.0
Payments on revolving credit facility	(100.0)	(205.0)
Payments on long-term debt	(5.8)	(5.5)
Purchases of treasury stock	(2.0)	(39.6)
Payments of dividends	(0.2)	(0.8)
Proceeds from issuance of treasury stock	0.0	0.3
Payments for debt issuance costs	—	(3.0)
Net cash provided by financing activities	27.0	31.4
Net change in cash and cash equivalents	6.0	7.3
Cash and cash equivalents at beginning of period	13.5	23.9
Cash and cash equivalents at end of period	$19.5	$31.2

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2023 New Openings
	Total Restaurants Open at September 28, 2022	Total Restaurants Open at September 29, 2021	First Quarter Openings	Full Year Projected Openings
Company-owned restaurants
Chili’s domestic	1,126	1,088	—	17
Chili’s international	5	5	—	—
Maggiano’s domestic	51	52	—	—
Total Company-owned	1,182	1,145	—	17
Franchise restaurants
Chili’s domestic	102	146	1	1-2
Chili’s international	359	357	2	16-20
Maggiano’s domestic	2	2	—	—
Total franchise	463	505	3	17-22
Total Company-owned and franchise
Chili’s domestic	1,228	1,234	1	18-19
Chili’s international	364	362	2	16-20
Maggiano’s domestic	53	54	—	—
Total	1,645	1,650	3	34-39
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift(2)		Traffic
	Q1:23 vs 22	Q1:22 vs 21	Q1:23 vs 22	Q1:22 vs 21	Q1:23 vs 22	Q1:22 vs 21	Q1:23 vs 22	Q1:22 vs 21
Company-owned	5.3%	17.0%	7.2%	0.6%	3.0%	5.6%	(4.9)%	10.8%
Chili’s	3.8%	13.4%	7.4%	0.6%	3.0%	3.4%	(6.6)%	9.4%
Maggiano’s	18.2%	62.6%	5.8%	0.2%	3.1%	23.3%	9.3%	39.1%
Franchise(3)	6.6%	23.1%
U.S.	0.6%	17.8%
International	10.4%	32.0%
Chili’s domestic(4)	3.4%	13.8%
System-wide(5)	5.5%	17.8%
(1)Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 months. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)Chili’s and Maggiano’s franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.
(4)Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.

(5)System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	First Quarter
	Q1 23	EPS Q1 23	Q1 22	EPS Q1 22
Net (loss) income - GAAP	$(30.2)	$(0.69)	$13.2	$0.28
Special items - Other (gains) and charges(1)	5.0	0.11	4.5	0.10
Special items - Depreciation	0.1	0.00	0.1	0.00
Special items - Interest	—	—	0.7	0.01
Income tax effect related to special items(2)	(1.3)	(0.02)	(1.3)	(0.03)
Special items, net of taxes	3.8	0.09	4.0	0.08
Adjustment for special tax items	1.1	0.03	(1.1)	(0.02)
Net (loss) income, excluding special items - Non-GAAP	$(25.3)	$(0.57)	$16.1	$0.34
(1)    See Footnote “(2)” to the Consolidated Statements of Comprehensive (Loss) Income (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)    Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period presented.
Reconciliation of Restaurant Operating Margin (in millions, except percentages)

	Chili’s		Maggiano’s		Brinker
	Q1 23	Q1 22	Q1 23	Q1 22	Q1 23	Q1 22
Operating (loss) income - GAAP	$9.2	$52.3	$2.9	$4.3	$(19.8)	$25.6
Operating (loss) income as a percentage of Total revenues	1.1%	6.6%	2.7%	4.8%	(2.1)%	2.9%

Operating (loss) income - GAAP	$9.2	$52.3	$2.9	$4.3	$(19.8)	$25.6
Less: Franchise revenues(1)	(9.3)	(10.7)	(0.1)	(0.1)	(9.4)	(10.8)
Plus: Depreciation and amortization	36.0	33.0	3.2	3.4	41.9	39.3
General and administrative	9.5	8.0	2.5	2.0	39.5	36.5
Other (gains) and charges	3.0	2.8	0.5	0.2	5.0	4.5
Restaurant operating margin - non-GAAP(1)	$48.4	$85.4	$9.0	$9.8	$57.2	$95.1
Restaurant operating margin as a percentage of Company sales(1)	5.8%	11.0%	8.5%	11.0%	6.0%	11.0%
(1)Certain reclassifications have been made to prior year revenue amounts to enhance comparability to the fiscal 2023 presentation. See Basis of Presentation section above for more details.
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to food and beverage sales at Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.
Reconciliation of Adjusted EBITDA (in millions)
Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation. We define Adjusted EBITDA as Operating (loss) income before Depreciation and amortization and Other (gains) and charges.

	First Quarter
	Q1 23	Q1 22
Operating (loss) income - GAAP	$(19.8)	$25.6
Depreciation and amortization	41.9	39.3
Other (gains) and charges	5.0	4.5
Adjusted EBITDA, non-GAAP	$27.1	$69.4

FOR ADDITIONAL INFORMATION, CONTACT:

MIKA WARE
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019